EXHIBIT 32

I, Iryna Clark, Chief Executive Officer of Lockbox Link, Inc. (the ―Company), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2015 (the ―Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and,

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

LOCKBOX LINK, INC.
REGISTRANT

/S/ Iryna Clark
Signature

30 September 2015
Date

Iryna Clark
Name

CEO
Title